Exhibit 10.3

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") dated this 07th day of July, 2017

BETWEEN:

finfora Inc. of 175 SW 7th Street, Suite 1800, Miami, Florida, 33130 (the "Client")

-AND-

Soleti Consulting LLC of 200 NE 46th Street, Miami, FL, 33137 (the "Consultant").

BACKGROUND:

A.

The Client is of the opinion that the Consultant has the necessary qualifications, experience and abilities to provide executive consulting services to the Client.

B.

The Consultant is agreeable to providing such consulting services to the Client on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Client and the Consultant (individually the "Party" and collectively the "Parties" to this Agreement) agree as follows:

Services Provided

1.

The Client hereby agrees to engage the Consultant to provide the Client with the following consulting services (the "Services"):

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SEC/FINRA Compliance Services

2.

The Services will also include any other consulting tasks which the Parties may agree on. The Consultant hereby agrees to provide such Services to the Client.

Term of Agreement

3.

The term of this Agreement (the "Term") will begin on the date of this Agreement and will remain in full force and effect indefinitely until terminated as provided in this Agreement.

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4.

In the event that either Party wishes to terminate this Agreement, that Party will be required to provide 10 day's written notice to the other Party.

5.

In the event that either Party breaches a material provision under this Agreement, the non- defaulting Party may terminate this Agreement immediately and require the defaulting Party to indemnify the non-defaulting Party against all reasonable damages.

6.

This Agreement may be terminated at any time by mutual agreement of the Parties.

7.

Except as otherwise provided in this Agreement, the obligations of the Consultant will end upon the termination of this Agreement.

Performance

8.

The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

Currency

9.

Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in USD (US Dollars).

Compensation

10.

The Consultant will charge the Client for the Services at the rate of $5,000.00 per month (the "Compensation").

11.

Invoices submitted by the Consultant to the Client are due upon receipt.

Confidentiality

12.

Confidential information (the "Confidential Information") refers to any data or information relating to the business oft he Client which would reasonably be considered to be proprietary to the Client including, but not limited to, accounting records, business processes, and client records and that is not generally known in the industry of the Client and where the release of that Confidential Information could reasonably be expected to cause harm to the Client.

13.

The Consultant agrees that they will not disclose, divulge, reveal, report or use, for any purpose, any Confidential Information which the Consultant has obtained, except as authorized by the Client or as required by law. The obligations of confidentiality will apply during the term of this Agreement and will end on the termination of this Agreement except in the case of any Confidential Information which is a trade secret in which case those obligations will last indefinitely.

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14.

All written and oral information and material disclosed or provided by the Client to the Consultant under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to the Consultant.

Ownership of Intellectual Property

15.

All intellectual property and related material, including any trade secrets, moral rights, goodwill, relevant registrations or applications for registration, and rights in any patent, copyright, trademark, trade dress, industrial design and trade name (the "Intellectual Property") that is developed or produced under this Agreement, is a "work made for hire" and will be the sole property of the Client. The use of the Intellectual Property by the Client will not be restricted in any manner.

16.

The Consultant may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of the Client. The Consultant will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

Return of Property

17.

Upon the expiry or termination of this Agreement, the Consultant will return to the Client any property, documentation, records, or Confidential Information, which is the property of the Client.

Capacity/Independent Contractor

18.

In providing the Services under this Agreement it is expressly agreed that the Consultant is acting as an independent contractor and not as an employee. The Consultant and the Client acknowledge that this Agreement does not create a partnership o rjoint venture between them, and is exclusively a contract for service. The Client is not required to pay, or make any contributions to, any social security, local, state or federal tax, unemployment compensation, workers' compensation, insurance premium, profit-sharing, pension or any other employee benefit for the Consultant during the Term. The Consultant is responsible for paying, and complying with reporting requirements for all local, state and federal taxes related to payments made to the Consultant under this Agreement.

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Notice

19.

All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties at the following addresses:

finfora Inc.

175 SW 7th Street, Suite 1800, Miami, Florida, 33130

Soleti Consulting LLC

200 NE 46th Street, Miami, FL 33137

or to such other address as either Party may from time to time notify the other, and will be deemed to be properly delivered (a) immediately upon being served personally, (b)two days after being deposited with the postal service if served by registered mail, or (c)the following day after being deposited with an overnight courier.

Indemnification

20.

Except to the extent paid in settlement from any applicable insurance policies, and to the extent permitted by applicable law, each Party agrees to indemnify and hold harmless the other Party, and its respective directors, shareholders, affiliates, officers, agents, employees, and permitted successors and assigns against any and all claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable legal fees and costs of any kind or amount whatsoever, which results out of any actor omission of the indemnifying party, its respective directors, shareholders, affiliates, officers, agents, employees, and permitted successors and assigns that occurs in connection with this Agreement. This indemnification will survive the termination of this Agreement.

Modification of Agreement

21.

Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

Time of the Essence

22.

Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

Assignment

23.

The Consultant will not voluntarily, or by operation of law, assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Client.

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Entire Agreement

24.

It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

Enurement

25.

This Agreement will enure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators and permitted successors and assigns.

Titles/Headlines

26.

Headings are inserted for the convenience of the Parties only and are not to be considered when interpreting this Agreement.

Gender

27.

Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Governing Law

28.

This Agreement will be governed by and construed in accordance with the laws of the State of Florida.

Severability

29.

In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

Waiver

30.

The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

(Signature Page – next page)

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IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on this 7th day of July, 2017.

finfora, Inc.

/s/ Michael Mildenberger

07/07/17

Michael Mildenberger

Date

CEO

Soleti Consulting LLC

/s/ Giovanni Soleti

07/07/17

Giovanni Soleti

Date

President

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